Exhibit No. 99.1

Intuitive Surgical Announces Record $60.9 Million Third Quarter Revenue, Up 72%; $0.55 Earnings per Share

SUNNYVALE, CA -- 10/25/2005 -- Intuitive Surgical, Inc. (NASDAQ: ISRG), the industry leader in surgical robotics, today reported third quarter 2005 sales of $60.9 million, increasing 72% from $35.5 million for the third quarter of 2004. Higher sales were driven by higher da Vinci® Surgical System shipments and continued recurring revenue growth.

Intuitive sold 30 da Vinci® Surgical Systems during the third quarter of 2005, compared to 18 in the third quarter of 2004. Third quarter 2005 system revenue increased to $33.6 million from $19.0 million during the third quarter of 2004.

Third quarter 2005 recurring revenue, consisting of instrument, accessory, service and training revenue, increased to $27.3 million from $16.5 million during the third quarter of 2004. Recurring revenue growth resulted from a larger installed base of da Vinci® Surgical Systems and increased system usage.

                         Three Months Ended,         Nine Months Ended,
                       ----------------------    -------------------------
                       9/30/05 9/30/04 Increase  9/30/05  9/30/04  Increase
                       ------   -----   -----    ------    -----    ------
Revenue ($Millions)
Systems                 $33.6   $19.0   $14.6     $83.3    $51.7     $31.6
Instruments/Accessories $18.1   $10.3    $7.8     $47.2    $25.9     $21.3
Service/Training         $9.2    $6.2    $3.0     $24.7    $16.0      $8.7
                       ------   -----   -----    ------    -----    ------
                        $60.9   $35.5   $25.4    $155.2    $93.6     $61.6
                       ======   =====   =====    ======    =====    ======

da Vinci® Surgical
 System Unit Sales         30      18      12        75       51        24
                       ======   =====   =====    ======    =====    ======
Third quarter 2005 operating income increased to $21.0 million, up from $5.5 million reported for the third quarter of 2004.

The company reported third quarter 2005 net income of $20.7 million, or $0.55 per diluted share, compared to $6.1 million, or $0.17 per diluted share for the third quarter of 2004. Cash, cash equivalents and short-term investments ended the period at $189.4 million, up $30.9 million from last quarter.

Commenting on the announcement, Lonnie Smith, Chairman and CEO of Intuitive Surgical, said, "We are pleased with our third quarter revenue and operating profit growth. These financial results reflect the continued adoption of da Vinci Surgery, which enables surgeons and medical centers to provide the high-value procedures sought after by today's highly informed patients."

The company will also announce these results at a conference call today at 1:30 pm PDT. The dial-in numbers for the call are 877-909-3508 for participants located in the U.S. and 517-645-6051 for participants located outside the U.S. The passcode is ISRG and the meeting leader is Mr. Lonnie Smith. To access financial information that will be discussed on the call, please visit Intuitive Surgical's website at www.intuitivesurgical.com.

About Intuitive's Products:

The da Vinci® Surgical System consists of a surgeon's viewing and control console having an integrated, high-performance InSite® 3-D vision system, a patient-side cart consisting of three or four robotic arms that position and precisely maneuver endoscopic instruments and an endoscope, and a variety of articulating EndoWrist® Instruments. By integrating computer-enhanced technology with surgeons' technical skills, Intuitive believes that its system enables surgeons to perform better surgery in a manner never before experienced. The da Vinci® Surgical System seamlessly and directly translates the surgeon's natural hand, wrist and finger movements on instrument controls at the surgeon's console outside the patient's body into corresponding micro-movements of the instrument tips positioned inside the patient through small puncture incisions, or ports.

The Aesop® Endoscope Positioner is a voice-activated robotic arm that automates the critical task of endoscope positioning, providing the surgeon with direct control over a smooth, precise and stable view of the internal surgical field.

The Hermes® Control Center is a centralized system designed to voice control a series of networked "smart" medical devices.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are necessarily estimates reflecting the best judgment of our management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including the following: timing and success of product development and market acceptance of developed products; regulatory approvals, clearances and restrictions; guidelines and recommendations in the health care and patient communities; intellectual property positions and litigation; competition in the medical device industry and in the specific markets of surgery in which Intuitive Surgical operates; and unanticipated manufacturing disruptions, delays in regulatory approvals of new manufacturing facilities or the inability to meet demand for products. Words such as "estimate," "project," "plan," "intend," "expect," "anticipate," "believe" and similar expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Intuitive®, da Vinci®, InSite®, EndoWrist®, Hermes®, and Aesop® are registered trademarks of Intuitive Surgical, Inc.

                    INTUITIVE SURGICAL, INC.
            CONSOLIDATED STATEMENTS OF OPERATIONS
            (IN THOUSANDS, EXCEPT PER SHARE DATA)
                          (UNAUDITED)

                        Three Months Ended,  Nine Months Ended,
                        ------------------   ------------------
                        9/30/05   9/30/04    9/30/05   9/30/04
                        --------  --------   --------  --------
Sales:
    Products            $ 51,667  $ 29,262   $130,501  $ 77,583
    Services               9,207     6,231     24,743    16,026
                        --------  --------   --------  --------
Total sales               60,874    35,493    155,244    93,609

Cost of sales:
    Products              14,769     9,798     39,573    27,871
    Services               3,988     2,973     10,664     7,552
                        --------  --------   --------  --------
Total cost of sales       18,757    12,771     50,237    35,423
                        --------  --------   --------  --------

    Gross profit          42,117    22,722    105,007    58,186
    Gross profit %          69.2%     64.0%      67.6%     62.2%

Operating costs and
 expenses:
    Selling, general,
     and administrative   16,521    12,600     46,659    34,378
    Research and
     development           4,587     4,635     13,087    13,571
                        --------  --------   --------  --------
       Total operating
        costs and
        expenses          21,108    17,235     59,746    47,949
                        --------  --------   --------  --------
Income from operations    21,009     5,487     45,261    10,237
Other income, net          1,430       692      3,107     1,924
                        --------  --------   --------  --------
Income before income tax
 provision                22,439     6,179     48,368    12,161
Income tax provision       1,719        66      3,760       365
                        --------  --------   --------  --------
Net income              $ 20,720  $  6,113   $ 44,608  $ 11,796
                        ========  ========   ========  ========

Net earnings per share -
    Basic               $   0.59  $   0.18   $   1.28  $   0.35
                        ========  ========   ========  ========
    Diluted             $   0.55  $   0.17   $   1.19  $   0.34
                        ========  ========   ========  ========
Weighted average shares
 outstanding used to
 compute net earnings
 per share -
    Basic                 35,154    33,823     34,820    33,556
                        ========  ========   ========  ========
    Diluted               38,013    35,305     37,426    34,534
                        ========  ========   ========  ========

                          INTUITIVE SURGICAL, INC.
                        CONSOLIDATED BALANCE SHEETS
                               (IN THOUSANDS)

                                            (Unaudited)
                                              9/30/05       12/31/04 (a)
                                           ----------        ----------
Assets
Current assets:
  Cash and cash equivalents                     8,729             5,771
  Investments                                 180,691           126,267
  Accounts receivable, net                     43,756            35,443
  Inventory                                    12,220             5,966
  Prepaids                                      5,146             3,032
  Restricted cash                                 319               205
                                           ----------        ----------
    Total current assets                      250,861           176,684

Property and equipment, net                    29,451            27,065
Restricted cash                                     -               319
Intangible assets, net                          4,821             6,221
Goodwill                                      141,750           143,332
Other assets                                    1,032               608
                                           ----------        ----------
Total assets                               $  427,915        $  354,229
                                           ==========        ==========

Liabilities and
 stockholders' equity
Current liabilities:
  Accounts payable                              7,497             4,485
  Accrued compensation and
   employee benefits                           10,368            10,321
  Deferred revenue                             20,655            15,372
  Restructuring accrual                           345               541
  Other accrued liabilities                     7,313             7,057
  Current portion of notes payable                 35               609
                                           ----------        ----------
    Total current liabilities                  46,213            38,385

Deferred revenue                                  262               505
Other accrued liabilities                         822               407

Stockholders' equity
  Common stock                                     35                34
  Preferred stock                                   -                 -
  Additional paid-in capital                  452,507           430,362
  Accumulated deficit                         (70,515)         (114,936)
  Treasury stock                                    -              (136)
  Accumulated other comprehensive loss         (1,409)             (392)
                                           ----------        ----------
    Total stockholders' equity                380,618           314,932
                                           ----------        ----------

Total liabilities and
 stockholders' equity                      $  427,915        $  354,229
                                           ==========        ==========

(a) - Derived from the audited financial statements included in the
Company's Annual Report on Form 10-K for the year ended December 31,
2004 but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

Contacts:
Ben Gong
408-523-2175

Sarah Norton
408-523-2161